Exhibit 5.2

100 West Liberty Street, Suite 940 Reno, NV 89501-1991 Telephone: (775) 343-7500 Facsimile: (775) 786-0131 http://www.dickinsonwright.com

October 29, 2020

Ring Energy, Inc.

901 West Wall St. 3rd Floor

Midland, TX 79701

Re: Registered Direct Offering Pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ring Energy, Inc., a Nevada corporation (the “Company”), in connection with a registered direct offering of Securities (defined below), to be issued and sold by the Company, under its Registration Statement on Form S-3 filed on May 4, 2020, as amended by Amendment No. 1 filed on May 15, 2020, declared effective on May 21, 2020 (the “Registration Statement”), the final prospectus supplement to be filed on the date hereof, together with the base prospectus (the “Prospectus”), and the Placement Agent Agreement dated October 27, 2020 (the “Placement Agreement”), by and between the Company and A.G.P./Alliance Global Partners, as placement agent (the “Placement Agent”), relating to the offer and sale by the Company (the “Offering”) of: (i) 3,500,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), (ii) accompanying warrants to purchase up to an aggregate of 6,800,000 shares of Common Stock (“Common Warrants”) and (iii) pre-funded warrants to purchase up to an aggregate of 3,300,000 shares of Common Stock (“Pre-Funded Warrants”), all pursuant to a Securities Purchase Agreement dated October 27, 2020 (the “Securities Purchase Agreement”). The Common Stock, Common Warrants, and Pre-Funded Warrants, are collectively referred to herein as the “Securities”.

As Nevada special counsel, we have examined copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion, including, without limitation: (a) the Articles of Incorporation of the Company dated July 26, 2004, as amended; (b) Bylaws of the Company originally adopted as of March 4, 2010 and January 23, 2013; (c) Minutes of a Special Meeting of the Board of Directors of the Company dated October 23, 2020 (the “Resolutions”); (d) the Securities Purchase Agreement; (e) the forms of Common Warrants and Pre-Funded Warrants; (f) Certificate of Existence (commonly referred to as a “good standing certificate”) for the Company dated October 22, 2020 from the Nevada Secretary of State certifying that the Company is duly organized, existing, and in good standing under the laws of the State of Nevada; and (g) fact certificate of the officers of the Company dated October 29, 2020 (the “Officer’s Certificate”).

With your knowledge and permission, we have not reviewed, and express no opinion as to the following: (i) any instrument or agreement referred to or incorporated by reference in any of the documents listed as Items (a) – (g) of the prior paragraph, except as expressly set forth herein; and (ii) any provisions of any other laws referred to or deemed to govern the Common Warrants and the Pre-Funded Warrants (other than Nevada law). We have also examined copies, certified or otherwise identified to our satisfaction, of such records, documents, instruments, communications and certificates (collectively “Client and Public Record Documents”) of the Company and public officials as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

ARIZONA         CALIFORNIA          FLORIDA          KENTUCKY          MICHIGAN

NEVADA          OHIO          TENNESSEE          TEXAS          TORONTO          WASHINGTON DC

Assumptions

We have assumed, with your knowledge and permission, and without independent verification, although we have no actual knowledge that such matters are not true: (i) the genuineness of all signatures (other than the Company and the persons signing the Officer’s Certificate); (ii) the power and authority of all parties (other than the Company and the persons signing the Officer’s Certificate) signing such documents to execute, deliver, and perform under such documents, and the valid authorization, execution, and delivery of such documents by such other parties; (iii) the authenticity of all documents submitted to us or as filed as exhibits to the Registration Statement and Prospectus; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed photostatic, or facsimile copies; (v) the accuracy and completeness of all corporate records made available to us by the Company; (vi) the veracity of the matters of fact set forth in the Client and Public Record Documents, and, with your knowledge and permission we have not necessarily independently verified the content of factual statements made therein, except as we have deemed necessary or appropriate; (vii) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; and (viii) that all parties have complied and will comply with any requirement of good faith, fair dealing, and conscionability.

Qualifications

The opinions hereinafter expressed are subject to the following qualifications:

A.       Whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase “to our knowledge,” “known to us,” “come to our attention,” or similar language, it is intended to indicate that during the course of our representation of the Company, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words “to our knowledge,” “known to us,” “come to our attention,” and similar language used herein are intended to be limited to the knowledge of the lawyers currently members of or associated with our firm who have worked for our firm on matters on behalf of the Company.

B.       Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

C. We express no opinion as to any provision of the Common Warrants or Pre-Funded Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Common Warrants or Pre-Funded Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

D. We express no opinion as to whether a state or federal court outside of the State of New York would give effect to the choice of New York law provided in the Common Warrants or Pre-Funded Warrants.

E.       With respect to the Securities, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or adjustments to outstanding securities, including the Common Warrants and Pre-Funded Warrants, may cause the Common Warrants and Pre-Funded Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the exercise price under the Common Warrants and the Pre-Funded Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

ARIZONA         CALIFORNIA          FLORIDA          KENTUCKY          MICHIGAN

NEVADA          OHIO          TENNESSEE          TEXAS          TORONTO          WASHINGTON DC

Opinion

Based upon and subject to the foregoing, we are of the opinion that:

1.       The Common Stock, when issued, sold and delivered against payment therefor as described in the Prospectus and the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

2.       Provided that the Common Warrants and Pre-Funded Warrants have been duly executed and delivered by the Company to the purchasers thereof, the Common Warrants and the Pre-Funded Warrants are duly authorized, and when issued, will be a valid and binding obligation of the Company.

3.        If, and to the extent, the Common Warrants and the Pre-Funded Warrants are exercised, the Common Stock issuable upon exercise thereof, when issued, sold and delivered against payment therefor as described in the Prospectus and the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Nevada and do not express any opinion as to laws other than those of the State of Nevada and the federal laws of the United States of America. Our opinion herein is based on the existing laws of the State of Nevada and the federal laws of the United States of America, and we express no opinion as to any laws or regulations of other states or jurisdictions as they may pertain to the Securities Purchase Agreement or with respect to the effect of non-compliance under any such laws or regulations of any other jurisdictions. This Opinion is effective up to and including the date of this Opinion and we expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part. This Opinion is limited to the matters expressly set forth herein and no Opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “Commission”). We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. This opinion may not be used or relied upon for any other purpose. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Securities Act of 1933 (the “Act”) or the rules and regulations of the Commission promulgated under the Act.

Our opinion herein is rendered as of the date of this letter, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above, and we render no opinion, by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Securities or any securities other than the Securities.

Very truly yours,

/s/ Dickinson Wright PLLC

Dickinson Wright PLLC

BWK/BJW

ARIZONA         CALIFORNIA          FLORIDA          KENTUCKY          MICHIGAN

NEVADA          OHIO          TENNESSEE          TEXAS          TORONTO          WASHINGTON DC